As filed with the Securities and Exchange Commission on February 4, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NANOBIOTIX S.A.
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)

France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Nanobiotix S.A.
60, rue de Wattignies
75012 Paris, France
+33 1 40 26 04 70
(Address and telephone number of registrant’s principal executive offices)
Nanobiotix Corporation
Attn: Bart Van Rhijn
210 Broadway
Cambridge, Massachusetts 02139
+1 617 712 1568
(Name, address, and telephone number of agent for service)
Copies to:
Peter E. Devlin Ferrell M. Keel Jones Day 250 Vesey Street New York, New York 10281 +1 212 326 3939	Renaud Bonnet Jean-Gabriel Griboul Jones Day 2, rue Saint-Florentin 75001 Paris, France +33 1 56 59 39 39
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated February 4, 2022
PROSPECTUS

$200,000,000
Ordinary Shares (including Ordinary Shares in the Form of American Depositary Shares)
Warrants
We may offer from time to time up to $200,000,000 of the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.
We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the caption “Plan of Distribution” in this prospectus.
We will only sell securities pursuant to this prospectus for which preferential subscription rights shall have been waived by our shareholders in accordance with French law.
Our ordinary shares that are sold in the United States will be sold in the form of American Depositary Shares (“ADSs”). Each ADS represents one ordinary share. The ADSs are traded on the Nasdaq Global Select Market under the symbol “NBTX.” On February 3, 2022, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $8.61 per ADS. Our ordinary shares are traded on the regulated market of Euronext in Paris under the symbol “NANO.” On February 3, 2022, the last reported sale price of our ordinary shares on the regulated market of Euronext in Paris was €7.48 per share.
The warrants described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing. Any application for listing on the Nasdaq or any other securities market or other exchange with respect to the securities described in this prospectus will be included, if applicable, in the applicable prospectus supplement.
This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any U.S. state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings up to a total dollar amount of $200,000,000 as described in this prospectus.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Nanobiotix,” “the Company,” “we,” “us” and “our” refer to Nanobiotix S.A. and its consolidated subsidiaries. All references in this prospectus to “$,” “U.S. dollars” and “dollars” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted.
We have not authorized anyone to provide any information other than that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We have not authorized any other person to provide you with different information. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.
You should assume that the information in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein, and any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the respective date on the front of the applicable document, regardless of the time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.
We are not making an offer to sell or a solicitation of an offer to buy any securities described herein in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
TRADEMARKS AND SERVICE MARKS
We own various trademark registrations and applications, and unregistered trademarks and service marks. “Nanobiotix,” “NBTX” (including, among others, referring to NBTXR3), the Nanobiotix logo and other trademarks or service marks of Nanobiotix S.A. appearing in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement are the property of Nanobiotix S.A. or its subsidiaries. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement are listed without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other trademarks, trade names and service marks appearing in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners. We do not intend to use or display other companies’ trademarks and trade names to imply any relationship with, or endorsement or sponsorship of us by, any other companies.
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MARKET, INDUSTRY AND OTHER DATA
Unless otherwise indicated, information contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size estimates, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed in the section of this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement titled “Risk Factors,” in the section titled “Risk Factors” included in our most recent Annual Report on Form 20-F (the “Annual Report”), as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference in this prospectus and any prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain “forward-looking statements” within the meaning of applicable federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “shall,” “should,” “will,” or the negative of these and similar expressions identify forward-looking statements.
Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the caption “Risk Factors” in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement. These risks and uncertainties include factors relating to:
•	our ability to successfully develop and commercialize NBTXR3;
•	our ability to expand our product pipeline by developing and commercializing NBTXR3 in additional indications, including in combination with chemotherapies or I-O treatment;
•	our ability to compete with institutions with greater financial resources and expertise in research and development, preclinical testing, clinical trials, manufacturing and marketing;
•
the completion of applicable pre-marketing regulatory requirements and/or our ability to maintain regulatory approvals and certifications for our products and product candidates and the rate and degree of market acceptance of our product candidates, including NBTXR3;

•	regulatory developments in the United States, the European Union (“EU”) and other countries;
•	the effects of the COVID-19 pandemic on our business operations and clinical development timelines and plans;
•	the initiation, timing, progress and results of our preclinical studies and clinical trials, including those trials to be conducted under our collaboration with MD Anderson;
•
the expected timeline of our clinical trial completion, including our ability, and the ability of third party collaborators, to successfully conduct, supervise and monitor clinical trials for our product candidates;

•	our ability to obtain raw resources and maintain and operate our facilities to manufacture our product candidates;
•	our ability to manufacture, market and distribute our products upon successful completion of applicable pre-marketing regulatory requirements, specifically NBTXR3;
•	our ability to achieve the commercialization goals for NBTXR3, including goals established for key countries in Asia pursuant to our collaboration with LianBio Oncology Limited;
•	our ability to enter into effective collaborations on attractive terms and to successfully resolve disputes, if any, under existing and future collaboration agreements;
•	our ability to obtain funding for our operations;
•	our ability to attract and retain key management and other qualified personnel;
•	our global operations and exposure to global markets;
•
our ability to protect and maintain our intellectual property rights, manufacturing know-how and proprietary technologies and our ability to operate our business without infringing upon the intellectual property rights and proprietary technologies of third parties;

•	our ability to effectively deploy the proceeds from past capital raises and the offering of the securities described herein;
•	future revenue, expenses, capital expenditures, capital requirements and performance of our publicly traded equity securities;
•	our status as a foreign private issuer and emerging growth company and the reduced disclosure requirements associated with maintaining these statuses; and
•
other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, any prospectus supplement, and the documents that we reference in this prospectus and any prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
Many important factors, in addition to the factors described in this prospectus and any prospectus supplement, which may adversely affect such forward-looking statements are set forth in Part I, Item 3.D. of our Annual Report, as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein and therein.
You should read this prospectus, any prospectus supplement, and the documents that we reference in this prospectus and any prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

NANOBIOTIX S.A.
We are a late-stage clinical biotechnology company developing, manufacturing, and preparing to commercialize potentially first-in-class therapeutic candidates derived from our proprietary nanotechnology platforms. Starting with cancer, our goal is to revolutionize treatment outcomes for millions of patients with major diseases around the world.
Our lead therapeutic candidate, a solid tumor- and therapeutic combination-agnostic radioenhancer that we call NBTXR3, is an aqueous suspension composed of functionalized, crystalline hafnium oxide nanoparticles that is delivered via one-time intratumoral injection and activated by radiotherapy (RT). After activation, the physical mechanism of action (MoA) of NBTXR3 is designed to increase the dose of radiotherapy delivered within tumor cells, inducing significant tumor cell death without increasing damage to surrounding healthy tissues. Subsequent to its local tumor-killing effect, the radioenhancer may potentially prime an immune response against the target tumor and distant tumors as well.
Given NBTXR3’s localized delivery, physical MoA, and potential immune priming effect, we believe the radioenhancer could be broadly applicable across any solid tumor indication where RT is viable (approximately 60% of all cases), both as a single agent or in combination with other anti-cancer therapies, including immune checkpoint inhibitors. We are prioritizing Company-led development of NBTXR3 for commercial registration as a single agent in locally advanced head and neck squamous cell carcinoma (LA-HNSCC), and the advancement of our Company-led pathway evaluating the radioenhancer in combination with anti-PD-1 for the treatment of advanced cancers, including locoregional recurrent HNSCC (LRR-HNSCC), recurrent/metastatic HNSCC (R/M-HNSCC), lung metastasis (lung mets) from any primary tumor and/or liver metastasis (liver mets) from any primary tumor. In parallel, to support the overall development footprint for NBTXR3 and advance and expand the development of NBTXR3 across tumor indications and therapeutic combinations that complement those prioritized by us, we are also engaged in strategic collaborations with The University of Texas MD Anderson Cancer Center and LianBio Oncology Limited.
We were incorporated as a société anonyme under the laws of the French Republic on March 4, 2003. We are registered at the Paris Registre du Commerce et des Sociétés under the number 447 521 600. Our principal executive offices are located at 60, rue de Wattignies, 75012 Paris, France, and our telephone number is +33 1 40 26 04 70. Our agent for service of process in the United States is our U.S. subsidiary, Nanobiotix Corporation. Our ordinary shares began trading on the regulated market of Euronext in Paris in October 2012. Our ADSs began trading on the Nasdaq Global Select Market in December 2020. We also maintain a website at http://www.nanobiotix.com/en/. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital summarizes certain provisions of our By-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our By-laws, a copy of which has been filed with the SEC. Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.
General
As of December 31, 2021, our outstanding share capital consisted of a total of 34,825,872 issued and fully paid ordinary shares, with nominal value €0.03 per share, including shares underlying outstanding ADSs.
As of December 31, 2021, to our knowledge, approximately 18% of our outstanding ordinary shares (including in the form of ADSs) were held of record by shareholders in the United States.
Under French law, our By-laws set forth only our issued and outstanding share capital as of the date of the By-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding founders’ warrants, warrants and stock options, as approved by our shareholders and granted by our supervisory board.
Reconciliation of the Number of Ordinary Shares Outstanding through December 31, 2021
Shares outstanding at January 1, 2019	19,633,373
Number of ordinary shares issued on April 9, 2019 in connection with the share capital increase decided on April 9, 2019	2,566,666
Number of ordinary shares issued in connection with the exercise of founders’ warrants (BSPCE)	215,000
Shares outstanding at December 31, 2019	22,415,039
Number of ordinary shares issued in connection with the definitive acquisition of free shares (AGA)	322,083
Number of ordinary shares issued on July 30, 2020 in connection with the share capital increase decided on July 28, 2020	3,300,000
Number of ordinary shares issued on December 15, 2020 in our initial public offering in the United States and in a concurrent offering of ordinary shares in certain jurisdictions outside of the United States to certain investors	7,300,000
Number of ordinary shares issued on December 18, 2020 in connection with the exercise by the underwriters of their option to purchase additional shares in our initial public offering in the United States	1,095,000
Shares outstanding at December 31, 2020	34,432,122
Number of ordinary shares issued in connection with the definitive acquisition of free shares (AGA) on March 6, 2021	24,500
Number of ordinary shares issued in connection with the definitive acquisition of free shares (AGA) on March 29, 2021	369,250
Shares outstanding as of December 31, 2021	34,825,872
History of Securities Issuances
Since January 1, 2019, the following events have changed the number of our issued and outstanding shares:
On April 9, 2019, we issued an aggregate of 2,566,666 ordinary shares in a private placement, at an issue price per share of €11.50, for a total subscription amount of €29,516,659.
On March 11, 2020, we issued an aggregate of 316,083 ordinary shares as a result of the definitive acquisition of free shares.
On July 27, 2020, we issued an aggregate of 6,000 ordinary shares as a result of the definitive acquisition of free shares.

On July 30, 2020, we issued an aggregate of 3,300,000 ordinary shares in a private placement, at an issue price per share of €6.10, for a total subscription amount of €20,130,000.
On December 15, 2020, we sold 7,300,000 new ordinary shares, including 5,445,000 ADSs, each representing one ordinary share, nominal value €0.03, in our initial public offering in the United States at a price of $13.50 per ADS and 1,855,000 ordinary shares in a concurrent offering of ordinary shares in certain jurisdictions outside of the United States to certain investors at a corresponding offering price of €11.14 per ordinary share, for aggregate gross proceeds of approximately $98.6 million.
On December 18, 2020, in connection with the exercise by the underwriters of their option to purchase additional shares, we sold an additional 1,095,000 ADSs at the public offering price of $13.50 per ADS resulting in additional gross proceeds of $14.8 million. We incurred aggregate underwriting commissions of approximately $7.9 million and expenses of approximately $5.0 million, resulting in aggregate net proceeds to us of approximately $100.4 million.
On March 6, 2021, we issued an aggregate of 24,500 ordinary shares as a result of the definitive acquisition of free shares.
On March 29, 2021, we issued an aggregate of 369,250 ordinary shares as a result of the definitive acquisition of free shares.
From January 1, 2019 to December 31, 2021, founders’ warrants, stock options and warrants were exercised at a weighted average exercise price, if any, of €6.08 per share. Pursuant to these exercises, we issued an aggregate of 215,000 ordinary shares.
Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares
The description below reflects the terms of our By-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our By-laws, which is included as an exhibit to the registration statement of which this prospectus is a part.
Corporate Purpose (Article 3 of the By-laws)
Our corporate purpose, either directly or indirectly, in particular through the intermediary of subsidiaries or holdings, in France and abroad, is:
•	the research and development in natural and physical sciences;
•
the filing, study, acquisition, granting of any patents, licenses, methods, trademarks and protection of specialized knowledge connected or relating in any way to the fields or technologies covering our corporate purpose;

•	the design, development, production, marketing, importation, exportation and exploitation by any means of drugs, pharmaceutical specialties, medical devices and other health goods;
•
the creation, acquisition, rental, lease-management of all business assets or facilities (fonds de commerce), lease, installation, operation of all establishments (fonds de commerce) factories and workshops, relating to any of the specified activities;

•	the participation in any transactions that may relate to our corporate purpose by creating new companies, subscribing or purchasing securities or corporate rights, merging or otherwise; and
•
more generally, all financial, commercial, industrial transactions and transactions involving real estate or movable properties relating directly or indirectly to any of the aforementioned corporate purposes or any similar or related purpose, in order to promote their development or extension.

Supervisory Board (Conseil de surveillance)
Quorum and voting (Article 17 of the By-laws)
The supervisory board may only deliberate if at least half of the members attend the applicable meeting in the manner provided for in our By-laws. In particular, French law and the charter of the supervisory board allow its members to attend meetings of the supervisory board in person or, to the extent permitted by applicable law, by videoconference or other telecommunications arrangements. In addition, a supervisory board member is allowed to grant another supervisory board member a proxy to represent him or her at a meeting of the supervisory board, but no member can hold more than one proxy at any meeting. Moreover, since the amendment of our By-laws decided by the shareholders’ meeting held on May 20, 2020, the members of the supervisory board are allowed to take certain specific decisions by written consultation, such as convening a shareholders’ meeting or making provisional appointments to the supervisory board in accordance with Article L. 225-78 of the French Commercial Code. Decisions of the supervisory board are adopted by the majority of the voting rights held by the members present or represented, it being specified that in case of a vote-split, the chairman of the supervisory board shall have the deciding vote.
Supervisory board members’ voting powers on proposals, arrangements or contracts in which any member is materially interested (Article 19 of the By-laws)
Under French law, any agreement entered into (directly or through an intermediary) between us and any member of our supervisory board that is not entered into (1) in the ordinary course of business and (2) under standard terms and conditions is subject to the prior authorization of the supervisory board, excluding the vote of the interested member.
The foregoing requirements also apply to agreements between us and any member of our executive board, agreements between us and another company, provided that the company is not one of our wholly-owned subsidiaries, if one of the members of our executive or supervisory board is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of the members of our executive or supervisory board has an indirect interest.
Supervisory board’s borrowing powers
There are currently no limits imposed by our By-laws on the amounts of loans or other borrowings that the supervisory board may approve.
Supervisory board’s composition (Article 15 of the By-laws)
Our supervisory board must be composed of at least three members, but may not exceed 18 members. Members of the supervisory board are appointed and have their terms renewed or are dismissed at the ordinary general meeting. Supervisory board members may be natural persons or legal entities. Legal entities appointed to the supervisory board must designate a permanent representative. If a supervisory board member dies or resigns between annual meetings, the supervisory board may appoint a temporary member to fill the vacancy, subject to ratification at the next ordinary general meeting, or if such vacancy results in a number of supervisory members below three, the executive board must call an ordinary general meeting in order to fill the vacancy.
Supervisory board members’ age limits (Article 15 of the By-laws)
No more than one-third of the supervisory board members shall be older than 80 years old.
Term of supervisory board member office (Article 15 of the By-laws)
Supervisory board members are elected for six-year terms.
Employee supervisory board member limits (Article 15 of the By-laws)
No more than one-third of the supervisory board members may be party to employment contracts with us.
Supervisory board members’ share ownership requirements
None.
Executive Board
Quorum and voting (Article 13 of the By-laws)
No quorum is required for the executive board to deliberate. The executive board members are not allowed to grant a proxy to represent them at a meeting of the executive board. Decisions of the executive board are adopted by the majority of the voting rights held by the members present, it being specified that in case of a vote-split, the chairman of the executive board shall not have the deciding vote.

Executive board members’ voting powers on proposals, arrangements or contracts in which any member is materially interested
See the paragraph “—Supervisory board members’ voting powers on proposals, arrangements or contracts in which any member is materially interested.”
Executive board members’ compensation
The supervisory board determines each executive board member’s compensation when appointing him or her to the executive board. Executive board members who are employed by us receive separate compensation as officers or employees.
Executive board’s borrowing powers (Article 14 of the By-laws)
There are currently no limits imposed by our By-laws on the amounts of loans or other borrowings that the executive board may execute.
Executive board’s composition (Article 11 of the By-laws)
Our executive board must be composed of at least two members, but may not exceed seven members. Members of the executive board are appointed and their terms are renewed by the supervisory board. Executive board members may be dismissed at the ordinary general meeting and by the supervisory board. In the case of a vacancy between annual meetings, the supervisory board must within a two-month period appoint a temporary member to fill the vacancy or must change the number of executive board members.
Executive board members’ age limits (Article 11 of the By-laws)
No member of our executive board shall be more than 65 years old.
Term of executive board member office (Article 11 of the By-laws)
The executive board, as a whole, is elected for a four-year term and the term of office of each executive board member shall expire on the same date.
Employee executive board member limits
A member can only work as an employee if his or her contract corresponds to an actual position.
Executive board members’ share ownership requirements
None.
Rights, Preferences and Restrictions Attaching to Ordinary Shares
Dividends (Articles 24 and 25 of the By-laws)
We may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required to be maintained by law. “Distributable profits” consist of our statutory net profit in each fiscal year, calculated in accordance with accounting standards applicable in France, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see below in the paragraph “—Legal Reserve”).
Legal Reserve (Article 24 of the By-laws)
Pursuant to French law, we must allocate at least 5% of our statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.
Approval of Dividends (Article 25 of the By-laws)
Pursuant to French law, our executive board may propose a dividend distribution for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our executive board, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when our net assets are or would become as a result of such distribution lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders.
Our executive board may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last fiscal year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the By-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.
Distribution of Dividends (Article 25 of the By-laws)
Dividends are distributed to shareholders proportionally to their shareholding interests. In the case of interim dividends, distributions are made to shareholders on the date set by our executive board during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our executive board in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.
Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash. Our By-laws provide that, subject to a decision of the shareholders’ meeting taken by ordinary resolution, each shareholder may be given the choice to receive his dividend in cash or in shares.
Timing of Payment (Article 25 of the By-laws)
Pursuant to French law, dividends must be paid within a maximum period of nine months following the end of the relevant fiscal year. An extension of such timeframe may be granted by court order. Dividends that are not claimed within a period of five years after the decision to distribute such dividends will be deemed to expire and revert to the French state.
Voting Rights (Article 9 of the By-laws)
Each of our ordinary shares entitles its holder to vote and be represented in the shareholders’ meetings in accordance with French law and our By-laws. The ownership of a share implies, ipso facto, the acceptance of our By-laws and any decision of our shareholders.
In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. The company’s major shareholders do not have different voting rights than other shareholders of the company. However, pursuant to French law, a double voting right is attached to each registered share, which is held in the name of the same shareholder for at least two years. However, ADSs are not eligible for double voting rights. Holders of ADSs or ordinary shares are unlikely to meet the requirements to have double voting rights attach to any ordinary shares held by them.
Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.
Rights to Share in Our Profit (Article 9 of the By-laws)
Under French law, each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.
Rights to Share in the Surplus in the Event of Liquidation (Articles 9 and 30 of the By-laws)
If we are liquidated, any assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will first be used to repay in full the par value of our outstanding shares. Any surplus will then be distributed among shareholders in proportion to the number of our shares they hold.

Repurchase and Redemption of Shares
Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Market Abuse Regulation (EU) No. 596/2014 of April 16, 2014, as amended, and its related delegated regulations (“MAR”) provides for safe harbor exemptions when the acquisition is made (i) under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and with the General Regulations of the Autorité des marchés financiers (“AMF”) and (ii) for one of the following purposes which shall be provided for in the buy-back program:
•
to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary general meeting; in this case, the shares repurchased must be cancelled within one month from their repurchase date;

•	to meet obligations arising from debt securities that are exchangeable into shares; or
•
to meet our obligations arising from share option programs, or other allocations of shares, to our employees or to our managers or the employees or managers of our affiliate. In this case the shares repurchased must be distributed within 12 months from their repurchase, after which they must be cancelled.

In addition, we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the General Regulations of, and market practices accepted by, the AMF.
All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.
Under MAR and in accordance with the General Regulations of the AMF, we shall report to the AMF, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program in a detailed form and in an aggregated form. In addition, we shall provide to the AMF, on a monthly basis, and to the public, on a biannual basis, a summary report of the transactions made under a liquidity contract.
In any case, no such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than (i) 10% of our issued share capital, or (ii) 5% of our issued share capital in case of repurchase of shares to be used in payment or in exchange in the context of a merger, division or transfer of assets.
Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends and/or voting rights so long as we hold them directly or indirectly, and we may not exercise the preferential subscription rights attached to them.
Sinking Fund Provisions
Our By-laws do not provide for any sinking fund provisions.
Liability to Further Capital Calls
Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable for further capital calls.
Requirements for Holdings Exceeding Certain Percentages
There are no such requirements, except as described in “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons.”
Actions Necessary to Modify Shareholders’ Rights
Shareholders’ rights may be modified as permitted by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our By-laws. It may not, however, increase any of the shareholders’ commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders
Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founders’ warrants (BSPCE) and warrants (BSA), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.
Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings
Access to, Participation in and Voting Rights at Shareholders’ Meetings (Article 22 of the By-laws)
The right to participate in a shareholders’ meeting is granted to all shareholders, regardless of the number of shares they hold, whose shares are paid up or for whom a right to attend a shareholders’ meetings is established by registration of the shares in an account in the name of the shareholder or the intermediary registered on his or her behalf, on the second business day prior to the shareholders’ meeting, at midnight (Paris time), either in the registered share accounts held by us, or in the bearer share accounts held by the authorized intermediary.
Each shareholder has the right to attend the meetings, participate in the discussions and vote (1) in person, (2) by granting a proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any person for legal entities, (3) by sending a proxy to us without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the executive board), or (4) by correspondence. In addition, shareholders may attend meetings by videoconference or another means of telecommunication if so decided by the executive board in the shareholders’ meeting convening notice.
Shareholders may, in accordance with legal and regulatory requirements, send their vote or proxy, either by hard copy or via telecommunications means. The final date for returning such vote or proxy is set by the executive board and disclosed in the notice of meeting published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (“BALO”)). This date cannot be earlier than (1) at least three days prior to the meeting, in the case of hard copies, (2) by 3:00 p.m. (Paris time) on the day before the meeting, in the case of, electronic votes by email and (3) by 3:00 p.m. (Paris time) on the day before the meeting, in the case of electronic proxies.
Shareholders sending their vote within the applicable time limit, using the form provided to them by us for this purpose, are deemed present or represented at the shareholders’ meeting for purposes of quorum and majority calculation.
The voting by correspondence form addressed to a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two (2) meetings, one ordinary, the other extraordinary, held within a period of fifteen (15) days.
Notice of Annual Shareholders’ Meetings
Shareholders’ meetings are convened by our executive board, or, failing that, by our supervisory board, our statutory auditors, by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a change in control. Meetings are held at our registered offices or at any other location indicated in the convening notice.
A first convening notice (avis de réunion) must be published in the BALO at least 35 days prior to the meeting as well as on our website at least 21 days prior to the meeting. The convening notice must include the meeting’s agenda and the draft resolutions that will be presented at the meeting. A request to include any issues or draft resolutions in the agenda must be addressed to the company in accordance with French law.
Subject to special legal provisions provided by French law, the convening notice (avis de convocation) must be given at least 15 days before the date of the meeting, by means of a notice inserted in the French BALO and a legal announcement bulletin of the registered office department of the Company. Further, holders of registered shares for at least a month at the time of the latest insertion of the notices shall be summoned individually, by regular letter or by registered letter if the shareholders so request and include an advance of expenses, sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any relevant shareholder requesting it beforehand either by post or by electronic means in accordance with legal and regulatory requirements, specifying his e-mail address. A shareholder may request, at any time, either by post or by electronic means that electronic means of telecommunication is no longer acceptable and should be replaced by a mailing.
The convening notice must also include the conditions under which shareholders may vote by correspondence and how they can obtain voting forms by mail.
When the shareholders’ meeting cannot deliberate due to quorum not being met, the second meeting must be called at least 10 days in advance and in the same manner as the first notice.
Agenda and Conduct of Annual Shareholders’ Meetings (Article 22 of the By-laws)
The agenda of the shareholders’ meeting shall appear in the convening notice of the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of members of our supervisory board and the appointment of their successors, which may be put to vote by any shareholder during any shareholders’ meeting. One or more shareholders representing the percentage of share capital required by French law (currently 2.5% of our share capital), and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda. Such request must be received no later than 25 days before the shareholders’ meeting, and in any event no later than 20 days after the announcement of the shareholders’ meeting.
Shareholders’ meetings are chaired by the chairman of the supervisory board or, in his or her absence, by the vice president of the supervisory board. Failing that, the meeting itself will elect a chairman. Vote counting is performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.
Ordinary Shareholders’ Meeting (Article 22 of the By-laws)
Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not result in a modification of our By-laws. In addition, pursuant to an AMF recommendation dated June 15, 2015, French listed companies may be required to conduct a consultation of the ordinary shareholders’ meeting prior to the disposal of the majority of their assets, under certain circumstances.
An ordinary shareholders’ meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present, represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. This differs from Nasdaq rules that require 33 1∕3% of shareholders be present at a meeting. Decisions are made by a majority of the votes cast by the shareholders present, represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or the vote is otherwise void.
Extraordinary Shareholders’ Meeting (Article 22 of the By-laws)
Only an extraordinary shareholders’ meeting is authorized to amend our By-laws. It may not, however, increase shareholders’ commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting will be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority vote cast by the shareholders present, represented by proxy, or voting by mail. The votes cast do not include those attached to shares for which the shareholder did not participate in the vote, abstained, voted blank or the vote is otherwise void.
In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders’ meeting is convened until the fourth business day preceding the date of the shareholders’ meeting, submit written questions relating to the agenda for the meeting to our executive board. Our executive board is required to respond to these questions during the meeting.

Temporary measures for shareholders meetings, Supervisory Board meetings and Management Board meetings due to the COVID-19 pandemic
The law no. 2022-46, enacted by the French State on January 22, 2022, provides in particular that until July 31, 2022, regardless of the subject matter of the decision on which the body is called upon to rule and without the need for a provision in the by-laws or in the internal rules or any other clause to the contrary, (i) members who participate in meetings of French companies’ supervisory or management bodies by means of a conference call or an audiovisual conference, which allows the identification of the members and ensures they actually attend the meeting, shall be deemed to be present in that meeting and (ii) decisions of French companies’ supervisory or management bodies may also be taken by written consultation of their members, under conditions ensuring the collective nature of the deliberation.
Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company
Provisions contained in our By-laws and the corporate laws of France could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of French law and our By-laws impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:
•
provisions of French law allowing the owner of 90% of the share capital and voting rights of a public company to force out the minority shareholders following a public tender offer made to all shareholders are only applicable to companies listed on a regulated market or a multilateral trading facility in a Member State of the EU or in a state party of the EEA Agreement, including the main French stock exchange, and will therefore be applicable to us only if we continue to dual-list in France;

•
a merger (i.e., in a French law context, a stock-for-stock exchange after which our Company would be dissolved without being liquidated into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our Company into a company incorporated in the EU would require the approval of our executive board as well as a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting (unless the merger will result in an increase of the shareholders’ commitments, in which case the approval of each shareholder is required);

•	a merger of our Company into a company incorporated outside of the EU would require the unanimous approval of our shareholders;
•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;
•
our shareholders have granted and may grant in the future to our executive board broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a public tender offer for our shares;

•
our shareholders have preferential subscription rights proportional to their shareholding in our Company on the issuance by us of any additional shares or securities giving right, immediately or in the future, to new shares for cash or a set-off of cash debts, which rights may only be waived by the extraordinary shareholders’ general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•
our supervisory board has the right to appoint new members to fill a vacancy created by the resignation or death of a member, subject to the approval by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our supervisory board;

•	the members of our executive board are appointed by our supervisory board and can be removed either by our supervisory board or at the shareholders’ general meeting;
•
our supervisory board can only be convened by its chairman, or by its vice-president or, on a reasoned request (e.g., when no board meeting has been held for more than two consecutive months), by (1) members representing at least one-third of the total number of members of our supervisory board or (2) a member of the executive board;

•
our supervisory board’s meetings can only be regularly held if at least half of its members attend either physically or by way of videoconference or teleconference, enabling the members’ identification and ensuring their effective participation in the supervisory board’s decisions;

•	our shares are nominative or bearer, if the legislation so permits, according to the shareholder’s choice;
•
under French law, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 business days following the date of certain direct foreign investment in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold; see “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons”;

•
under French law, certain investments in any entity governed by French law relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by any non-French citizen, any French citizen not residing in France, any non-French entity or any French entity controlled by one of the aforementioned persons or entities are subject to prior authorization of the Ministry of Economy; see the section “Limitations Affecting Shareholders of a French Company”;

•
approval of at least a majority of the votes held by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove members of the supervisory board with or without cause;

•
advance notice is required for nominations to the members of the supervisory board or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a member of our supervisory board can be proposed at any shareholders’ meeting without notice;

•
pursuant to French law, our By-laws, including the sections relating to the number of our supervisory board’s members and election and removal of a member of the supervisory board from office, may only be modified by a resolution adopted by at least a two-thirds majority vote of our shareholders present, represented by a proxy or voting by mail at the meeting;

•
in the event where certain ownership thresholds would be crossed, a number of disclosures should be made by the relevant shareholder and can impose certain obligations; see “Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Declaration of Crossing of Ownership Thresholds”; and

•	transfers of shares shall comply with applicable insider trading rules and regulations, and in particular with the MAR.
Declaration of Crossing of Ownership Thresholds
Subject to requirements of French law, our By-laws do not require any specified disclosure by shareholders that cross ownership thresholds with respect to our share capital, except as described in “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons.”
The absence of specific requirements in our By-laws is without prejudice to the following disclosures which are applicable to us in accordance with French legal and regulatory provisions, it being understood that the following is a summary which is not intended to be a complete description of applicable rules under French law.
Any individual or legal entity referred to in Articles L. 233-7, L. 233-9 and L. 233-10 of the French Commercial Code coming to directly or indirectly own, or cease to own, alone or in concert, a number of shares representing a fraction of our capital or voting rights greater or equal to 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95% shall inform us as well as the AMF of the total number of shares and voting rights and of securities giving access to the capital or voting rights that it owns immediately or over time within a period of four trading days from the crossing of the said holding thresholds.
This obligation also applies when crossing each of the above-mentioned thresholds in a downward direction.

In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at shareholders’ meetings for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code. Additional sanctions may apply pursuant to Article L. 621-15 of the French Monetary and Financial Code.
In addition, any shareholder crossing, alone or acting in concert, the 10%, 15%, 20% or 25% threshold shall file a declaration with the AMF pursuant to which it shall expose its intention over the following six months, including notably whether it intends to continue acquiring our shares, it intends to acquire control over us and its intended strategy for us.
Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% of our capital or voting rights, shall file a mandatory public tender offer.
Changes in Share Capital
Increases in Share Capital
Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our executive board. The shareholders may delegate to our executive board either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital in accordance with applicable laws. If shareholders delegate the authority to the executive board at an extraordinary general meeting to decide a capital increase (délégation de compétence), such delegation would set the overall threshold of the capital increase and the period of time (26 months maximum) during which the executive board may decide to carry out the capital increase. If shareholders themselves decide a capital increase and delegate the power to carry out the capital increase to the executive board at an extraordinary general meeting (délégation de pouvoir), the executive board will be granted the power to set the terms and conditions of the capital increase within the limits set forth by the extraordinary general meeting.
Increases in our share capital may be effected by:
•	issuing additional shares;
•	increasing the par value of existing shares;
•	creating a new class of equity securities; and
•	exercising the rights attached to securities or other financial instruments giving access to the share capital.
Increases in share capital by issuing additional securities may be effected through one or a combination of the following:
•	issuances in consideration for cash;
•	issuances in consideration for assets contributed in kind;
•	conversion of existing shares into a new class of equity securities;
•	issuances through an exchange offer;
•	issuances by conversion of previously issued debt instruments;
•	issuances by capitalization of profits, reserves or share premium; and
•	subject to certain conditions, issuances by way of offset against debt incurred by us.
Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.
Reduction in Share Capital
Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our executive board. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.
Preferential Subscription Right
According to French law, if we issue additional shares or securities giving right, immediately or in the future, to new shares for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe proportionally to the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights may be transferred and/or sold during the subscription period relating to a particular offering. Pursuant to French law, the preferential subscription rights will be transferable during a period starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period, it being specified that if the business day starting one of these periods is not a trading day, the relevant period should start the preceding trading day.
The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds vote of our shareholders or individually by each shareholder. Our executive board and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.
Further, to the extent permitted under French law, we may seek, during an extraordinary general shareholders’ meeting, the approval of the shareholders to waive their preferential subscription rights in order to authorize the executive board to issue additional shares and/or other securities convertible or exchangeable into shares.
Form, Holding and Transfer of Shares
Form of Shares
Pursuant to our By-laws, our shares may be held in registered or bearer form, at each shareholder’s discretion.
Further, in accordance with applicable laws, we may request at any time from the central depositary responsible for holding our shares or directly to one or several intermediaries listed in Article L. 211-3 of the French Monetary and Financial Code, information regarding the owners of our shares or securities, if any, giving immediate or future voting rights at our shareholders’ meetings in accordance with Article L. 228-2 of the French Commercial Code.
Holding of Shares (Article 7 of the By-laws)
In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares are registered in individual accounts maintained by us or by an authorized intermediary (depending on the form of the relevant shares) appointed by us or the relevant shareholder in the name of each shareholder and are kept in accordance with French law. Each shareholder’s account shows the name of the relevant shareholder and number of shares held.
Ownership of Shares and ADSs by Non-French Persons
Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.
However, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty business days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Moreover, under French law, certain investments in any entity governed by French law relating to certain strategic industries (such as research and development in biotechnologies and activities relating to public health) and activities by any non-French citizen, any French citizen not residing in France, any non-French entity or any French entity controlled by one of the aforementioned persons or entities are subject to prior authorization of the Ministry of Economy. See the section “Limitations Affecting Shareholders of a French Company.”
Assignment and Transfer of Shares
Shares are freely negotiable, subject to applicable legal and regulatory provisions (including, in particular, the prohibition on insider trading).
Equity Incentives
See “Part I, Item 6. B.—Equity Incentives” of our Annual Report, as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference herein, for a description of securities granted by our executive board to our founders, officers, employees and other service providers.
Differences in Corporate Law
The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain material differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law. For a more complete discussion, please refer to the Delaware General Corporation Law, French law (including, in particular the French Commercial Code) and our By-laws.
	France	Delaware
Number of Directors
Under French law, a société anonyme with an executive board (directoire) and a supervisory board (conseil de surveillance) (i) must have at least 2 (or 1 when its share capital is below €150,000) and may have up to 5 (or 7 when the company is listed on a regulated market) executive board members and (ii) must have at least three but no more than 18 supervisory board members. The number of members is fixed by or in the manner provided in the by-laws. The members of the supervisory board are appointed at the shareholders’ general meetings. The number of supervisory board members of each gender may not be less than 40%. As an exception, for a supervisory board having up to 8 members, the difference between each gender may not exceed 2. Any appointment made in violation thereof will be null and void. Moreover, the
Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the certificate of incorporation or by-laws.

	France	Delaware
deliberations of the board in which the member appointed in contravention of the aforementioned rule would have participated will also be deemed null and void.

Director Qualifications
Under French law, a corporation may prescribe qualifications for executive and supervisory board members under its by-laws. In addition, under French law, members of a supervisory board of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the supervisory board. However, only individuals may be appointed members of an executive board.

Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be members of a corporation’s board of directors.

Removal of Directors
Under French law, the supervisory board members may be removed from office, at any time, with or without cause, at any shareholders’ meeting by a simple majority vote. The members of the executive board may be removed at the shareholders’ meeting or, if provided in the by-laws, by the supervisory board. The executive board member removed without cause may claim damages.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation (1) whose board of directors is classified, stockholders may effect such removal only for cause (unless the certificate of incorporation provides otherwise), or (2) who has cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Supervisory Board and the Executive Board
Under French law, vacancies on the executive board resulting from death or a resignation or for any other reason will have to be filled by the supervisory board within two months, unless the supervisory board decides to amend the number of executive board members. Vacancies on the supervisory board may be filled temporarily by such board pending ratification by the next shareholders’ meeting. The

Under Delaware law, unless the certificate of incorporation or by-laws provide otherwise, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by stockholders or by a majority of the remaining directors.

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shareholders’ meeting will immediately be held to appoint new supervisory board members if their number went below the minimum required by law.

Annual General Meeting
Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the executive board and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws, provided that the court may order an annual meeting upon the application of a director or stockholder if a corporation has not held a meeting within 30 days of a date designated for the meeting or within 13 months after the latest of the Company’s organization, the last annual meeting or the last action by written consent to elect directors.

General Meeting
Under French law, general meetings of the shareholders may be called by the executive board or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block, on the date decided by the executive board or the relevant person. General meetings of the shareholders may also be called by the supervisory board.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings
Under French law, a first convening notice must be published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)) at least thirty-five days prior to the meeting. Subject to limited exceptions provided by French law, an additional convening notice must be sent out at least fifteen days before the date of the meeting, by means of a notice inserted in both the BALO and a newspaper for legal notices (journal d’annonces légales) of the registered office department of the Company. Further, the shareholders

Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders generally must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and (in the case of a special meeting of stockholders) purpose or purposes of the meeting.

France	Delaware

holding registered shares for at least one month at the time of the latest insertion of the notices shall be summoned individually, by regular letter or by registered letter if the shareholders so request it and include an advance of expenses, sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any relevant shareholder requesting it beforehand either by post or by electronic means of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders’ meeting cannot deliberate due to the lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The convening notice shall specify the name, acronym, legal form, share capital, registered office address and registration number with the French Trade and Companies Register (Registre du commerce et des sociétés) of the company and the place, date, hour, agenda and nature (ordinary or extraordinary) of the meeting.

This notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail and, as the case may be, the email address to which they may send written questions. In addition, if the shareholders’ meeting is held by videoconference or another means of telecommunication allowing identification of the relevant shareholder in accordance with applicable laws, the notice also specifies that shareholders may participate in this meeting exclusively by such means.

	France	Delaware
Proxy
Under French law, any shareholder may attend the meetings and vote (1) in person, or (2) by granting a proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder or to any person for legal entities, or (3) by sending a proxy to us without indication of the beneficiary (in which case, such proxy shall be cast in favor of the resolutions supported by the executive board), or (4) by correspondence, or (5) at the option of the executive board at the time the meeting is called, by videoconference or another means of telecommunication, including internet, allowing identification of the relevant shareholder in accordance with the Company’s by-laws and applicable laws. The proxy is only valid for a single meeting or successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held within a period of fifteen days.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Shareholder action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.
Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Preemptive Rights
Under French law, in case of issuance of additional shares or other securities giving the right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase. The votes cast do not include votes attached to shares held by shareholders who did not take part in

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholders does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

	France	Delaware

the vote, abstained or whose votes were blank or null. In case such rights are not waived by the extraordinary general meeting, each shareholder may either exercise, assign or not exercise its preferential rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Thus, the preferential subscription rights are transferable during a period equivalent to the subscription period but starting two business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period, it being specified that if the business day starting one of these periods is not a trading day, the relevant period should start the preceding trading day.

Sources of Dividends
Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” (bénéfices distribuables) consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity

Under Delaware law, subject to any restrictions under a corporation’s certificate of incorporation, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the Delaware statutory capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

	France	Delaware
is, or would become as a result of such distribution, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

Repurchase of Shares
Under French law, a corporation may acquire its own shares.
Such acquisition may be challenged on the ground of market abuse regulations.
However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes:

• to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; in this case, the shares repurchased must be cancelled within one month from their repurchase date;

• with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, restricted free share or share option plan, not to exceed 10% of the share capital; in which case the shares repurchased must be distributed within 12 months from their repurchase, after which they must be cancelled; or

• to meet obligations arising from debt securities that are exchangeable into equity instruments.

A simple exemption is provided when the acquisition is made under a liquidity contract in the context of a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 225-209 of

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the Delaware statutory capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

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the French Commercial Code and in accordance with the General Regulations of the AMF.

All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 225-209 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulations and insider dealing rules.

Under the MAR and in accordance with the General Regulations of the AMF, a corporation shall report to the AMF, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all transactions relating to the buy-back program in a detailed form and in an aggregated form. By exception, a corporation shall provide to the AMF, on a monthly basis, and to the public, on a biannual basis, a summary report of the transactions made under a liquidity contract.

Liability of Directors and Officers	Under French law, by-laws may not include any provisions limiting the liability of the members of the executive and supervisory boards.
Under Delaware law, a corporation’s certificate of incorporation may generally include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

• any breach of the director’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

• intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

• any transaction from which the director derives an improper personal benefit.

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Voting Rights
Pursuant to French law, unless otherwise provided in the by-laws, double voting rights are automatically granted to the shares being held in registered form (au nominatif) for more than two years. Our by-laws do not provide otherwise.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions
Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:

• the approval of the executive
board; and

• the approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting, or in the case of a merger that will result in an increase of the shareholders’ commitments or a merger with a non-European Union company, approval of all the shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under other certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

• the approval of the board of
directors; and

• approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights
French law does not provide for any such right but provides that a merger is subject, depending on the circumstances of the merger, to either the shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Court of Chancery in an action timely brought by the corporation or a dissenting stockholder. Unless otherwise provided in the certificate of incorporation, Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the

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agreement of merger or consolidation requires the holders to accept for their shares anything other than:

• shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

• cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

• any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors
French law does not contain specific provisions setting forth the standard of conduct of an executive or supervisory board member. However, the members have a duty of loyalty, a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social).

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Actions
French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the members of the executive board (but not from the supervisory board members) of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or group of shareholders. The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation. A shareholder may alternatively or cumulatively, as the case

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

• State that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

• Allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action;
or

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may be, bring an individual legal action against the members of the executive or supervisory boards, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

• State the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or settled without the approval of the Delaware Court of Chancery. Stockholders can also under some circumstances bring “direct” claims that belong only to the stockholder to challenge directors’ conduct.

Amendment of Certificate of Incorporation
Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents. As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

• its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability, and

• the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws
Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws. The extraordinary shareholders' meeting may authorize the supervisory board to amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The supervisory board is authorized to amend the by-laws as a result of a decision to relocate the company's registered office in France, subject to ratification by the next ordinary shareholders' meeting.

Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Legal Name; Formation; Fiscal Year; Registered Office
Our legal and commercial name is Nanobiotix S.A. We were incorporated as a société anonyme under the laws of the French Republic on March 4, 2003 for a period of 99 years. We are registered at the Paris Registre du Commerce et des Sociétés under the number 447 521 600. Our principal executive offices are located at 60, rue de Wattignies, 75012 Paris, France, and our telephone number is +33 1 40 26 04 70. Our agent for service of process in the United States is our U.S. subsidiary, Nanobiotix Corporation, located at 210 Broadway, Cambridge, Massachusetts 02139. Our ordinary shares began trading on the regulated market of Euronext in Paris in October 2012. Our ADSs began trading on the Nasdaq Global Select Market on December 11, 2020. Our fiscal year ends December 31.
Listing
Our ADSs are listed on the Nasdaq Global Select Market under the symbol “NBTX” and our ordinary shares are listed on the regulated market of Euronext in Paris under the symbol “NANO.”
Transfer Agent and Registrar
The transfer agent and registrar for the ADSs is Citibank, N.A. The transfer agent and registrar for our ordinary shares is CIC Securities.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our ordinary shares. Each warrant will entitle the holder to purchase the number of ordinary shares at the exercise price and in the manner specified in the prospectus supplement relating to such warrants. Warrants may be exercised at any time up to the date and time specified in the applicable warrant agreement and set forth in the applicable prospectus supplement.
Warrants will be issued under one or more warrant agreements to be entered into between the Company and one or more purchasers of such warrants or a bank or trust company acting as warrant agent. The material terms and provisions of such warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The form of warrant agreement that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to, or incorporated by reference into, the registration statement of which this prospectus forms a part.
The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered, which terms may include the following if applicable to those warrants:
•	the title and aggregate number of the warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currency unit in which the warrants are denominated;
•
the number of ordinary shares that may be purchased upon exercise of each warrant; the price, or the manner of determining the price, at which the ordinary shares may be purchased upon the exercise of the warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	if other than cash, the manner in which the exercise price of the warrants may be paid; and any maximum or minimum number of warrants that may be exercisable at any one time;
•	the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of the warrants;
•	the terms of any right of the Company to redeem the warrants;
•	the terms of any right of the Company to accelerate the exercise of the warrants upon the occurrence of certain events;
•	whether the warrants will be sold with any other securities, and the date, if any, on and after which the warrants and the other related securities will be separately transferable;
•	whether the warrants will be issued in registered or bearer form and information with respect to book-entry procedures, if any;
•	a discussion of certain material tax, accounting and other special considerations, procedures and limitations relating to the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
Citibank, N.A. (“Citibank”) is the depositary for the American Depositary Shares related to our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts (“ADRs”). The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at 1 North Wall Quay, Dublin Ireland.
We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (http://www.sec.gov). Please refer to Registration Number 333-250880 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial interests in, one ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of such ADSs. Beneficial owners of ADSs will be able to receive, and exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements, obtain regulatory approvals and successfully complete pre-marketing regulatory requirements in certain circumstances. You are solely responsible for complying with such reporting requirements, obtaining such approvals and completing such requirements. Neither the depositary, the custodian, us nor any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements, obtain such regulatory approvals or complete such requirements under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. French law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As an owner of ADSs, you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder. In the event of a discrepancy between the ADRs and the deposit agreement, the deposit agreement governs.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary share being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ordinary shares your ADSs represent, held as of a specified record date and after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation from the custodian of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to French laws and regulations.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Shares
Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed; fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to purchase additional ordinary shares (including through the allocation of bons de souscription d’actions (BSAs)), we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•	we fail to deliver satisfactory documents to the depositary; or
•	it is not reasonably practicable to distribute the rights.
The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or
•	we do not deliver satisfactory documents to the depositary bank; or
•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine after consultation with us.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADRs for new ADRs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares held in deposit for your ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Ordinary Shares
After the completion of an offering of ADSs, the ordinary shares that are being offered for sale pursuant to this prospectus supplement in such offering will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the applicable underwriter, dealer, agent or other purchaser.
The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian.
The depositary will only issue ADSs in whole numbers.
When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.
•	You are duly authorized to deposit the ordinary shares.
•
The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.
If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;
•	provide any transfer stamps required by the State of New York or the United States; and
•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices or, at your request, risk and expense, at such other place as you request. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except for:
•
temporary delays that may arise because (1) the transfer books for the ordinary shares or ADSs are closed, or (2) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or
•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus titled “Description of Share Capital” and “Limitations Affecting Shareholders of a French Company.”
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.
Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.
If the depositary receives voting instructions from a holder of ADSs that fail to specify the manner in which the depositary is to vote, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the depositary to vote in favor of all resolutions endorsed by the members of our supervisory board. With respect to securities represented by ADSs for which no timely voting instructions are received by the depositary from the holder, the depositary will (unless otherwise specified in the notice distributed to holders) deem such holder to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the securities. However, no such discretionary proxy will be given by the depositary with respect to any matter to be voted upon as to which we inform the depositary that we do not wish such proxy to be given, substantial opposition exists, or the rights of holders of securities may be materially adversely affected.
As long as, pursuant to French law, a double voting right is attached to each ordinary share which is held in registered form in the name of the same shareholder for at least two years, ordinary shares deposited with the depositary will not be entitled to double voting rights. Therefore, holders of ADSs who wish to obtain double voting rights will need to surrender their ADSs, withdraw the deposited shares, and take the necessary steps to hold such ordinary shares in registered form in the holder’s name for at least two years.
Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:
Service		Fees
•
Issuance of ADSs (e.g., an issuance of ADS(s) upon a deposit of ordinary shares, upon a change in the ADS(s)-to-ordinary shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares pursuant to stock dividends or other free stock distributions or to the exercise of rights to purchase additional ADSs
Up to U.S. 5¢ per ADS issued

•	Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited ordinary shares, upon a change in the ADS(s)-to-ordinary share ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

•	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

•	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

Service		Fees
•	Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

•	ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

•	Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS transferred

•
Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa)
Up to U.S. 5¢ per ADS converted
As an ADS holder you will also be responsible to pay certain charges such as:
•	taxes (including applicable interest and penalties) and other governmental charges;
•
the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;
•
the fees, expenses, spreads, taxes and other charges of the depositary and/or conversion service providers in connection with the conversion of foreign currency, such fees, expenses, spreads, taxes, and other charges to be deducted from the foreign currency;

•
any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of holders and beneficial owners of ADSs in complying with currency exchange control or other governmental requirements; and

•	the fees, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.
ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain ADS fees and charges (such as the ADS service fee) may become payable shortly after the closing of an ADS offering.
Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•
The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•
The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for the market value of any ordinary shares or the market value of any distribution on any ordinary shares, for any interest on ordinary shares (other than interest actually received by the depositary), for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.
•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•
We and the depositary disclaim any liability if we, the custodian or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our By-laws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•
We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our By-laws or in any provisions of or governing the securities on deposit.

•
We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•
We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•	We and the depositary also disclaim liability for any action or inaction of any clearing or settlement system (and any participant of such system) for the ordinary shares or the ADSs.
•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.
•
Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;
•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and
•	hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement, the ADSs, and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S federal securities laws. If we or the depository opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY
Ownership of ADSs or Shares by Non-French Residents
Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.
However, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty business days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.
Further, any investment:
(i)	by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;
(ii)
that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

(iii)
developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products or media), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage or biotechnology) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.
In the context of the ongoing COVID-19 pandemic, the Decree (décret) n°2020-892 dated July 22, 2020, as amended by the Decree (décret) n°2021-1758 dated December 22, 2021, has created until December 31, 2022 a new 10% threshold of the voting rights for the non-European investments (i) in an entity governed by French law and (ii) whose shares are admitted to trading on a regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.
On November 5, 2020, the French Ministry of Economy informed us that our activities are subject to the foreign investment control regime described above. Therefore, investments in our company with the effect of crossing the above thresholds by investors meeting the above criteria are subject to prior authorization by the French Ministry of Economy.
If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for a natural person).

Foreign Exchange Controls
Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.
Availability of Preferential Subscription Rights
In accordance with French law, our shareholders have the preferential subscription rights described under the section of this prospectus titled “Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right.” Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional new shares on a pro rata basis. Holders of our securities in the United States (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional new shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.
For holders of ADSs representing our shares, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares” explains in detail the depositary’s responsibility in connection with a rights offering. See also “Part I, Item 3.D. Risk Factors—Risks Related to the Ownership of Our Ordinary Shares and ADSs and Risks related to our Status as a Non-U.S. Company” of our Annual Report, as updated by our subsequent Annual Reports on Form 20-F, Reports on Form 6-K and the other documents incorporated by reference herein.

PLAN OF DISTRIBUTION
We may offer and sell or otherwise offer our securities described herein:
•	through underwriters or dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
The distribution of securities may be carried out, from time to time, in one or more transactions, including:
•	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where such securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the specific offering of securities, including the following, to the extent applicable:
•	the name or names of any underwriters, dealers or agents;
•	the method of distribution;
•	the public offering price or purchase price and the proceeds to us from that sale;
•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;
•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and
•	any other information regarding the distribution of the securities that we believe to be material.
Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in an applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.
Some of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.
ENFORCEMENT OF CIVIL LIABILITIES
We are a société anonyme (“S.A.”) organized under the laws of France. The majority of our supervisory board members and executive board members are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed Nanobiotix Corporation as agent for service of process in the United States; however, U.S. investors may find it difficult and may be unable:
•	to obtain jurisdiction over us or our executive board members and supervisory board members in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;
•	to enforce in U.S. courts judgments obtained in such actions against us or our executive board members and supervisory board members;
•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our executive board members or our supervisory board members; and/or
•
to enforce against us or our executive board members and supervisory board members in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) the judgment is enforceable in the United States, (2) the judgment does not contravene international public order and French public policy both pertaining to the merits and the procedure, including due process and (3) the judgment was rendered by a federal or state court having jurisdiction over the matter, which means that the dispute must be sufficiently connected to the United States and not fall under the scope of the French courts’ exclusive jurisdiction. The French court would also require that the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.
In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages. In particular, the recognition and/or enforcement in France of a judgment rendered by any federal or state court in the United States granting damages exceeding the actual damage, such as punitive or exemplary damages, would be uncertain.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our executive or supervisory boards, our other officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, members of our executive or supervisory boards, our other officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

TAXATION
The material U.S. federal income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.
LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of the ordinary shares, including ordinary shares in the form of ADSs, the warrants and certain legal matters relating to French law will be passed upon by Jones Day, Paris, France, and the validity of the warrants and certain legal matters relating to U.S. federal and New York law will be passed upon by Jones Day, New York, New York. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of Nanobiotix S.A. appearing in Nanobiotix S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2020 have been audited by Ernst & Young et Autres, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of Ernst & Young et Autres are located at Tour First, 1 place des Saisons, 92400 Courbevoie, 92037 Paris – La Défense Cedex, France.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. A related registration statement on Form F-6 has been filed with the SEC to register the ADSs. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement.
The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding registrants, such as Nanobiotix, that file electronically with the SEC.
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 20-F and Reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our executive board members, supervisory board members and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.
We maintain a corporate website at www.nanobiotix.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference into this prospectus the following documents that we have filed with the SEC:
•	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 7, 2021, as amended by Amendment No. 1 on Form 20-F/A, filed with the SEC on April 8, 2021;
•
our Reports on Form 6-K filed with the SEC on April 12, 2021, April 14, 2021, April 30, 2021, September 8, 2021 (report including our Half-Year Financial Report From January 1, 2021 to June 30, 2021), October 20, 2021, October 24, 2021, January 5, 2022, January 10, 2022 (excluding the sections “Upcoming Investor Conferences in January 2022” and “2022 Financial Agenda”) and February 4, 2022; and

•
the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on December 8, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 7, 2021.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and those of our Reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in an applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.
We will furnish without charge to you, or any beneficial owner, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:
Nanobiotix Corporation
210 Broadway
Cambridge, Massachusetts 02139
Attn: Laurent Levy
Tel: +1 617 712 1568
You also may access these filings on our website at www.nanobiotix.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus or any prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since such date.

EXPENSES
The following table sets forth certain expenses to be incurred by us in connection with the offering of securities registered under this registration statement.
SEC registration fee	$18,540
FINRA filing fee	$30,500
Printing and engraving expenses*	$*
Legal fees and expenses*	$*
Accounting fees and expenses*	$*
Miscellaneous*	$*
Total*	$*
*	Not estimable at this time; such expenses shall be included in the prospectus supplement for the applicable offering.

Ordinary Shares
Ordinary Shares in the Form of American Depositary Shares
Warrants
PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Under French law, provisions of by-laws that limit the liability of members of supervisory or executive boards are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any member of their supervisory or executive boards and officers involved in a third-party action, provided that they acted in good faith and within their capacities as members of supervisory or executive boards or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.
We expect to maintain customary liability insurance coverage for our supervisory board members and executive board members, including insurance against liability under the Securities Act of 1933, as amended.
Certain of our supervisory board members may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our supervisory board.
In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our supervisory board members, our executive board members and persons who control us within the meaning of the Securities Act against certain liabilities.
ITEM 9.	EXHIBITS.
The following exhibits are filed herewith or incorporated by reference herein:
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
4.1	By-laws (statuts) of the registrant (English translation) (filed as Exhibit 3.1 to the registrant’s Report on Form 6-K filed with the SEC on February 4, 2022 and incorporated by reference herein).
4.2	Deposit Agreement, by and among Nanobiotix S.A. and Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares, dated as of December 15, 2020.
4.3	Form of American Depositary Receipt (included in Exhibit 4.2).
4.4*	Form of Warrant.
5.1	Opinion of Jones Day, French counsel to the registrant.
5.2	Opinion of Jones Day, U.S. counsel to the registrant.
23.1	Consent of Ernst & Young et Autres.
23.2	Consent of Jones Day (included in Exhibits 5.1 and 5.2).
24.1	Power of Attorney (included in signature page of this registration statement).
107	Calculation of Filing Fee Tables.
*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

ITEM 10.	UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:
paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on February 4, 2022.
NANOBIOTIX S.A.

By:	/s/ LAURENT LEVY
Name: Laurent Levy, Ph.D.
Title: Chairman of the Executive Board
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurent Levy and Bart Van Rhijn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 4, 2022.
Signature	Title

/s/ LAURENT LEVY	Executive Board Chairman (Principal Executive Officer)
Laurent Levy, Ph.D.

/s/ BART VAN RHIJN	Chief Financial Officer and Executive Board Member (Principal Financial Officer and Principal Accounting Officer)
Bart Van Rhijn

Supervisory Board Chairman
Gary Phillips

/s/ ANNE-MARIE GRAFFIN	Supervisory Board Vice Chairwoman
Anne-Marie Graffin

/s/ ALAIN HERRERA	Supervisory Board Member
Alain Herrera, M.D.

/s/ ENNO SPILLNER	Supervisory Board Member
Enno Spillner

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement, on February 4, 2022.
NANOBIOTIX CORPORATION

By:	/s/ BART VAN RHIJN
Name:	Bart Van Rhijn
Title:	Treasurer and Authorized Signatory